EXHIBIT 5.1



December 28, 2004


Trinity Learning Corporation
1831 Second Street
Berkeley, California 94710


RE:  Trinity Learning Corporation
     Form SB-2 Registration Statement (File No. 333-118196)

Ladies and Gentlemen:

     We have examined the Registration Statement on Form SB-2 to be filed by you with the Securities and Exchange Commission on or about the date hereof in connection with the registration under the Securities Act of 1933, as amended, of a total of up to 36,572,999 shares of common stock (the "Shares"). All of the Shares are issued and outstanding, except for 8,800,000 of the Shares that are issuable on conversion of outstanding notes (the "Conversion Shares"), and 1,600,000 of the Shares that are issuable on the exercise of outstanding warrants (the "Warrant Shares"). The Shares are being registered so that the Selling Security Holders named in the Registration Statement may, for their respective benefits, offer and sell the Shares. The Shares are to be sold from time to time in the over-the-counter market at prevailing prices or as otherwise described in the Registration Statement.

     As your legal counsel, we have examined the proceedings taken by you in connection with the sale of the Shares. It is our opinion that the Conversion Shares and Warrant Shares shall be, when issued in accordance with the terms of the convertible notes and the warrants, as applicable, legally and validly issued, fully paid and non-assessable. It is our opinion that the remaining Shares are legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.


                                          /s/ Parsons, Behle & Latimer
                                          ----------------------------
                                              Parsons, Behle & Latimer